SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 27, 2003

(Date of earliest event reported)

DELTAGEN, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-31147	94-3260659
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

700 Bay Road Redwood City, CA	94063

(Address of principal executive offices)	(Zip Code)

(650) 569-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 3.    Bankruptcy.

On June 27, 2003, Deltagen, Inc. (the “Company”) filed a voluntary petition for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The case has been assigned to the Honorable Dennis Montali. No trustee, receiver or examiner has been appointed, and the Company will act as a debtor-in-possession while being subject to the supervision and orders of the Bankruptcy Court. Mr. Larry Hill will serve as the Company’s responsible individual during the Company’s reorganization process.

Item 5.    Other Events.

On June 27, 2003, the Company announced the filing of a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code, the appointment of new corporate officers and the pending delisting of its common stock from the Nasdaq National Market. Further details regarding this announcement are contained in the Company’s news release dated June 27, 2003 attached as an exhibit hereto and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	See attached Exhibits Index.

EXHIBIT INDEX

Number	Exhibit

99.1	Deltagen, Inc. News Release dated June 27, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTAGEN, INC.

By:	/S/ ROBERT J. DRISCOLL

Robert J. Driscoll Vice President of Intellectual Property and Legal Affairs

Date:  June 30, 2003